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                               ZANY BRAINY, INC.

                                     PROXY

                         Annual Meeting of Shareholders
                     To be held on Wednesday, July 26, 2000
          This proxy is solicited on behalf of the Board of Directors

     The undersigned hereby appoints KEITH C. SPURGEON and ROBERT A. HELPERT, or either of them acting singly in the absence of the other, each with the power to appoint his substitute, the proxies of the undersigned to attend the Annual Meeting of Shareholders of Zany Brainy, Inc. (the "Company") to be held on July 26, 2000, at 10:00 a.m., local time, at the offices of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, PA 19103, and any adjournment or postponement thereof, and with all powers the undersigned would possess if personally present, to vote upon the following matters as indicated below.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no such directions are indicated, the proxies will have the authority to vote "FOR" the approval of the amended and restated agreement and plan of merger and "FOR" the election of the listed nominees for director. This Proxy also designates discretionary authority to vote with respect to any other matters that may properly come before the meeting or any adjournment or postponement thereof. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS AND THE RELATED PROXY STATEMENT.

   1. ELECTION OF DIRECTORS

      [_] FOR ALL nominees

      [_] WITHHELD FROM ALL nominees

      Nominees:
       Keith C. Spurgeon, C. Donald Dorsey, Robert A. Fox, Henry Nasella, Yves
       B. Sisteron, Mary Ann Tocio and David V. Wachs

      [_] FOR ALL EXCEPT the nominees indicated on the line immediately below:

           -----------------------------------------------------

         Note: THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE

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   (Continued from other side)

   2. PROPOSAL TO APPROVE THE AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, DATED AS OF APRIL 21, 2000, AMONG ZANY BRAINY, INC., NOODLE KIDOODLE, INC. AND NIGHT OWL ACQUISITION, INC.

    [_] FOR      [_] AGAINST      [_] ABSTAIN

   3. TO VOTE ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE
   MEETING.

                                              Dated: _______________, 2000

                                              ----------------------------
                                              Signature

                                              ----------------------------
                                              Signature

                                              NOTE: Please sign exactly
                                              as name or names appear on
                                              this Proxy. If stock is
                                              held jointly, each holder
                                              must sign. If signing as
                                              attorney-in-fact, executor,
                                              administrator, trustee or
                                              guardian, please add your
                                              title as such, and if
                                              signing as a corporation,
                                              please sign full name of
                                              duly authorized officer or
                                              officers and affix the
                                              corporate seal.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.